Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

August 10, 2022

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389

Ladies and Gentlemen:

We have acted as counsel for Southwestern Energy Company, a Delaware corporation (the “Company”), in connection with the preparation of a post-effective amendment on Form S-8 (as amended or supplemented, the “Post-Effective Amendment”) to the registration statement on Form S-8 (Registration No. 333-233049) (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Act”), with respect to 9,614,495 shares (the “2013 Plan Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”) that remained available for issuance under the Southwestern Energy Company 2013 Incentive Plan (the “2013 Plan”) as of the date hereof and authorized for issuance under the Southwestern Energy Company 2022 Incentive Plan (the “2022 Plan”).

On April 7, 2022, the Board of Directors of the Company approved the 2022 Plan, which was subsequently approved by the Company’s stockholders on May 19, 2022. The 2022 Plan authorizes for issuance 40,000,000 shares of Common Stock less the number of shares of Common Stock awarded under the 2013 Plan after March 21, 2022 and through May 20, 2022 (or 231,216 shares of Common Stock).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement, (iii) the 2013 Plan and the 2022 Plan, and (iv) the Post-Effective Amendment and the exhibits thereto.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares of Common Stock that the Company is authorized to issue pursuant to its charter exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock that the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than the issuances of the shares of Common Stock pursuant to the 2013 Plan by at least the number of shares authorized for issuance pursuant to the 2013 Plan, and we have assumed that such condition will remain true at all future times relevant to this opinion.

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Southwestern Energy Company

August 10, 2022

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that any 2013 Plan Shares that may be issued and delivered pursuant to the 2022 Plan have been duly authorized and, when issued in accordance with the terms of the 2022 Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

This opinion may be filed as an exhibit to the Post-Effective Amendment. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP